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EXHIBIT 11.1


             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE


THREE MONTHS ENDED MARCH 31, 1998
---------------------------------

  Net Loss                 Weighted Average Shares Outstanding    Loss per Share
  --------                 -----------------------------------    --------------

    $5,991,206 (divided by)            11,322,142               =     $0.53